Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement No. 333- 271155 on Form F-3 of our reports dated April 6, 2023 relating to the financial statements of Ermenegildo Zegna N.V. and the effectiveness of Ermenegildo Zegna N.V.’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of Ermenegildo Zegna N.V. for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE S.p.A.
Turin, Italy May 23, 2023